Exhibit 99.1

PAVmed Reports First Quarter 2017 Financial Results and Provides Business Update

Conference call to be held May 31, 2017 at 4:30 p.m. Eastern time

NEW YORK (May 22, 2017) – PAVmed Inc. (Nasdaq: PAVM, PAVMW), a highly differentiated, multiproduct medical device company, today announced financial results for the three months ended March 31, 2017 and provided a business update.

“During the first quarter we continued to make solid progress in advancing our growth strategy and multiproduct pipeline towards commercialization, utilizing our capital- and time-efficient business model,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “The first of our products, the PortIO™ implantable intraosseous vascular access device, is being evaluated by the U.S. Food and Drug Administration and we are hopeful it will receive initial 510(k) clearance in the near future. Our second product, the CarpX™ percutaneous device designed to treat carpal tunnel syndrome, is in the midst of pre-submission verification and validation testing and we expect to file for 510(k) clearance later this year.

“PortIO was designed to eliminate many of the shortcomings of existing implantable vascular access devices and intraosseous infusion systems, which gives it the potential to be game-changing with respect to improved outcomes and reduced costs. CarpX, as a completely percutaneous device, is designed to eliminate the need for invasive carpal tunnel surgery and has the potential to decrease costs, reduce pain, accelerate recovery and lower the threshold for intervention. More than 600,000 patients per year undergo invasive surgery for carpal tunnel syndrome and up to three times more suffer in silence to avoid surgery, which gives CarpX an addressable market of over $1 billion.”

Dr Aklog added, “During the quarter we also took important steps to strengthen our corporate infrastructure, improve our capitalization and enhance shareholder value. Medical device industry veteran Dennis McGrath joined the PAVmed team as Executive Vice President and Chief Financial Officer, bringing a proven track record of delivering results and driving shareholder value through numerous public and private financings, mergers and acquisitions, joint ventures and licensing deals. We raised $2.5 million in gross proceeds from an ongoing private placement of convertible preferred stock units.”

Financial results

Research and development expenses for the first quarter of 2017 were $656,713. General and administrative expenses for the first quarter of 2017 were $1,499,552.

PAVmed reported an operating loss for the first quarter of 2017 of $2,156,265 and a GAAP net loss of $4,270,088. Included in the net loss was a non-cash charge of $3,124,285 related to the issuance of preferred stock units, non-cash gains totaling $1,010,462 related to a change in the fair value of Series A warrant liability plus a related change in fair value of a Series A Convertible Preferred stock conversion option embedded derivative liability, stock-based compensation expense of $272,680 and depreciation of $1,702.

For the first quarter of 2017, GAAP net loss attributable to common stockholders was $4,296,528, or $0.32 per common share. As illustrated below and for the purpose of helping the reader to understand the effect of derivative accounting for non-cash charges on the Company’s financial performance, the Company reported a non-GAAP adjusted loss for the first quarter of 2017 of $1,881,883, or $0.14 per common share.

PAVmed had cash and cash equivalents of $905,656 as of March 31, 2017, compared with $585,680 as of December 31, 2016.

Full first quarter financial results as reported to the SEC on Form 10-Q can be obtained at www.pavmed.com or www.sec.gov.

Non-GAAP measures

To supplement PAVmed’s consolidated financial statements presented in accordance with GAAP, management provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted (loss), non-GAAP adjusted (loss) per share, and EBITDA (loss before interest, taxes, depreciation, and amortization) and are intended to help the reader understand the effect on financial performance of the loss on issuance of the Preferred Stock Units and derivative accounting for non-cash charges.

Management’s reference to these non-GAAP financial measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP financial measures are provided to enhance investors' overall understanding of PAVmed's current financial performance and to provide further information and transparency in making comparisons to our historical financial results of operations. A reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

	Three Months Ended March 31,
	2017	2016
Net loss per common share, basic and diluted	($0.32)	($0.06)
Net loss attributable to common stockholders	(4,296,528)	(696,880)
Series A Convertible Preferred Stock dividends	26,440	-
Net loss as reported	(4,270,088)	(696,880)
Adjustments:
Depreciation expense[1]	1,702	132
Interest expense, net	-	-
Income tax (benefit) expense	-	-
EBITDA	(4,268,386)	(696,748)

Other non-cash expenses:
Stock-based compensation expense[2]	272,680	-
Loss from issuance of Preferred Stock Units[3]	3,124,285	-
Change in fair value of Series A Warrant Liabiity[3]	(786,397)	-
Change in fair value of Series A Preferred Stock conversion option embedded derivative liabiity[3]	(224,065)	-
Non-GAAP adjusted (loss)	(1,881,883)	(696,748)
Basic and Diluted shares outstanding at March 31	13,330,891	12,250,000
Non-GAAP adjusted (loss) income per share	($0.14)	($0.06)

[1]	Included in general and administrative expenses in the financial statements

[2]	Includes $242,452 of stock based compensation expense reported as general and administrative expenses and $30,228 reported as research and development expense

[3]	Included in other income and expenses

Conference Call and Webcast

The Company will hold a conference call and webcast on May 31, 2017 at 4:30 p.m. Eastern time. During this call, Dr. Aklog, Mr. McGrath and Brian de Guzman, M.D., the Company’s Chief Medical Officer, will discuss these financial results and provide a business update including an overview of the Company’s nearterm milestones and growth strategy, as well as a focused discussion of its CarpX™ device.

To access the conference call, U.S.-based participants should dial (888) 803-5993 and international participants should dial (706) 634-5454. All participant should provide the following passcode: 19406912. Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Company’s website at www.pavmed.com.

Following the conclusion of the conference call, a replay will be available through June 6, 2017 and can be accessed by dialing (855) 859-2056 from within the U.S. or (404) 537-3406 from outside the U.S. All listeners should provide passcode 19406912.

About PAVmed

PAVmed Inc. is a highly differentiated, multiproduct medical device company employing a unique business model designed to advance products from concept to commercialization much more rapidly and with significantly less capital than the typical medical device company. This proprietary model enables PAVmed to pursue an expanding pipeline strategy with a view to enhancing and accelerating value creation. PAVmed’s diversified pipeline of products address unmet clinical needs, have attractive regulatory pathways and market opportunities and encompass a broad spectrum of clinical areas including carpal tunnel syndrome (CarpX™), medical infusions (NextFlo™ and NextCath™), interventional radiology (PortIO™ and NextCath™), tissue ablation and cardiovascular intervention (Caldus™) and pediatric ear infections (DisappEAR™). The Company intends to further expand its pipeline through engagements with clinician innovators and leading academic medical centers. For further information, please visit www.pavmed.com

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forwardlooking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of the Company’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, the uncertainties inherent in research and development, including the cost and time required advance our products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from our preclinical studies; whether and when our products are cleared by regulatory authorities; market acceptance of our products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market any of its products. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA, “Risk Factors,” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Reports on Form 10-Q filed by us after our most recent Annual Report. We disclaim any intention or obligation to publicly update or revise any forwardlooking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts:

Investors

LHA

Kim Sutton Golodetz (212)

838-3777

kgolodetz@lhai.com

Media

RooneyPartners

Kate Barrette

(212) 223-0561

Kbarrette@rooneyco.com

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